FOR IMMEDIATE RELEASE
HomeTrust Bank Hires Kristin Y. Powell, Senior Vice President,
Director of Mortgage Lending

ASHEVILLE, NC, July 20, 2015 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank, N.A. (the “Bank”), announced today that the Bank has hired Kristin Powell as Senior Vice President, Director of Mortgage Lending. Powell reports to Hunter Westbrook, EVP, and Chief Banking Officer.
“Kristin is a recognized leader in the mortgage business.  Her extensive sales management and strategic planning experience are critical to drive this line of business into the future,” commented Hunter Westbrook, EVP and Chief Banking Officer.  “I look forward to working with Kristin as we maximize the bank’s regional franchise. Her demonstrated history of building teams and increasing both sales and fee income should significantly impact shareholder value.”
Throughout her 15 year career, Kristin has developed effective mortgage talent recruiting strategies, resulting in high-performing mortgage sales teams that maximized market earnings. She brings with her in-depth industry and regional market knowledge, most recently with PNC Bank across the Charlotte metro market. Kristin will work out of the Bank’s Charlotte office. Kristin is a native of Richmond, Virginia. She graduated from Meredith College, Raleigh, North Carolina with a B.S. degree in Business Management.
“I’m excited to join a regional bank with such a strong foundation of helping customers achieve home ownership,” said Kristin Powell. “It’s a robust environment in the mortgage industry, with substantial growth in home ownership projected across various demographic market segments. I’m looking forward to building and expanding the bank’s mortgage services and further growing the line of business across the franchise footprint.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of March 31, 2015 the Company had assets of $2.6 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through online/mobile channels and 45 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANKING.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939